UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

ImageWare Systems, Inc.
(Name of Registrant as Specified in its Charter)

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10815 Rancho Bernardo Rd., Suite 310
San Diego, CA 92127
 Tel. (858) 673-8600
Fax (858) 673-1770

NOTICE OF CONSENT SOLICITATION

December [__], 2017

Dear ImageWare Systems, Inc. Stockholder:

The Board of Directors of ImageWare Systems, Inc., a Delaware corporation (the “Company” or “we”), is writing to solicit your consent to approve (i) an amendment to our Certificate of Incorporation, as amended (the “Charter”), to increase the number of shares of common stock, par value $0.01 per share (“Common Stock”), authorized under the Charter from 150.0 million shares to 175.0 million shares (the “Charter Amendment”); and (ii) an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares authorized for issuance thereunder from approximately 6.2 million to approximately 8.2 million (the “Plan Amendment,” and, together with the Charter Amendment, the “Proposals”).

The Company's Board of Directors (the “Board”) unanimously approved the Charter Amendment on November 14, 2017, and the Plan Amendment on January 9, 2017. Details of both Proposals are more fully described in the attached Consent Solicitation Statement.

In order to save the expense associated with holding a special meeting of the Company’s stockholders, the Board has elected to obtain stockholder approval of the Proposals by written consent (“Written Consent”) pursuant to Section 228(b) of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. The close of business on December [__], 2017 has been fixed as the record date for the determination of holders of shares of our Common Stock, shares of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”), and Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), entitled to receive notice of, and the discretion to approve the Proposals.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement. To be counted, your properly completed Written Consent, a form of which is attached to the accompanying Consent Solicitation Statement, must be received before 5:00 p.m. Pacific Time, on January [__], 2018 (the “Expiration Date”), subject to early termination of, or extension of the Expiration Date at the discretion of our Board of Directors.

Failure to submit the Written Consent by any stockholder of record as of the Record Date will have the same effect as a vote against the Proposals. We recommend that all stockholders consent to the Proposals by marking the box titled “FOR” with respect to the Proposals and submitting the Written Consent by one of the methods set forth in the attached form of Written Consent. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposals, your consent form will be treated as a consent “FOR” the Proposals.

Please return the enclosed written consent to us no later than 5:00 p.m., Pacific Time, on January [__], 2018 via facsimile to (858) 673-1770, via email to wgw@iwsinc.com, or mail to:

ImageWare Systems, Inc.
Attn: Wayne Wetherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, CA  92127

By order of the Board of Directors,

/s/ S. James Miller
S. James Miller
Chief Executive Officer, Chairman and Director

10815 Rancho Bernardo Rd., Suite 310
San Diego, CA 92127
 Tel. (858) 673-8600
Fax (858) 673-1770
_____________________________________________________________________________________________

CONSENT SOLICITATION STATEMENT
_____________________________________________________________________________________________

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the stockholders of ImageWare Systems, Inc., a Delaware corporation (the “Company,” “us,” “we” or “our”), for approval of the following actions (together, the “Proposals”):

1.
An amendment to our Certificate of Incorporation, as amended (the “Charter”), to increase the number of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), authorized thereunder from 150.0 million to 175.0 million (the “Charter Amendment”); and

2.
An amendment to our 1999 Stock Award Plan (the “1999 Plan”) to increase in the number of shares of Common Stock available for issuance from approximately 6.2 million shares to approximately 8.2 million shares (the “Plan Amendment”).

Our Board of Directors (the “Board”) has elected to seek stockholder approval of the Proposals by written consent (“Written Consent”), rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written Consents are being solicited from stockholders of record as December [__], 2017, the record date set in connection with this Consent Solicitation Statement (the “Record Date”), pursuant to Section 228(b) of the Delaware General Corporation Law and Section 2.11 of our Amended and Restated Bylaws (the “Bylaws”).

Who May Consent

  This Consent Solicitation Statement and attached form of Written Consent are being mailed to holders of our Common Stock, Series A Convertible Preferred Stock (“Series A Preferred”) and Series B Convertible Redeemable Stock (“Series B Preferred”) as of the Record Date on or about December [__], 2017. As of the Record Date, we had (i) 93,651,814 shares of Common Stock, (ii) 31,021 shares of Series A Preferred, (iii) 239,400 shares of Series B Preferred outstanding, each of which are entitled to act with respect to this Consent Solicitation. As of the Record Date, outstanding shares represented 120,671,980 votes, consisting of 93,651,814 attributable to Common Stock, 26,974,783 attributable to Series A Preferred, and 45,384 attributable to Series B Preferred.

Stockholders who wish to consent to the Proposals must return the attached form of Written Consent either by mail, facsimile or email on or before 5:00 p.m. Pacific Time on January [__], 2018 (the “Expiration Date”). The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received; (ii) waive any of the conditions to the Consent Solicitation; or (iii) amend the terms of the Consent Solicitation.

Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Corporate Secretary of the Company in accordance with the instructions set forth in the attached form of Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

IF YOU HOLD YOUR STOCK IN “STREET NAME,” YOU MUST INSTRUCT YOUR BROKER OR NOMINEE TO APPROVE THE PROPOSALS. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT RETURN THE WRITTEN CONSENT. Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Requests for copies of this Consent Solicitation Statement should be directed to ImageWare Systems, Inc. at the address or telephone number set forth above.

We will act as tabulation agent for this Consent Solicitation Statement. If you have any questions regarding your form of Written Consent, please contact us directly at (858) 673-8600.

Consent Required

Stockholder approval of the Proposals will be effective upon receipt by us of affirmative Written Consents, not previously revoked, representing at least 60,335,991 votes, or a majority of votes that may be cast by our issued and outstanding voting securities as of the Record Date. Accordingly, abstentions from submitting your Written Consent will have the same effect of disapproving the Proposals.

Revocation of Consents

You may withdraw or change you Written Consent at any time prior to the Expiration Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Absence of Appraisal Rights

Stockholders who abstain from consenting to the approval of the Proposals, or who withhold consent of the Proposals, do not have the right to an appraisal of their shares of Common Stock, Series A Preferred, Series B Preferred (shares of Series A Preferred and Series B Preferred are collectively referred to herein as “Preferred Stock”) or any similar dissenters’ rights under the Delaware General Corporation Law, our Charter or our Bylaws.

Expenses of this Solicitation

This solicitation is being made by our Board of Directors and management, and we will bear the entire cost of the solicitation, including preparation, printing and mailing costs. Written Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Written Consents personally, by phone or by e-mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock or Preferred Stock are held of record by such entities, and we will reimburse suck brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it advisable.

PROPOSALS TO BE ACTED UPON BY STOCKHOLDERS:
___________________________________

PROPOSAL NO. 1

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

Our Charter currently authorizes a total of 150.0 million shares of Common Stock for issuance. On November 14, 2017, our Board of Directors (the “Board”) unanimously adopted resolutions approving, subject to approval by our stockholders, an amendment to our Charter to increase the number of authorized shares of Common Stock from 150.0 million shares to 175.0 million shares - a 25.0 million share increase. This increase in the number of authorized shares of Common Stock will become effective upon filing the Charter Amendment with the Delaware Division of Corporations.

The Charter Amendment will not change the total number of authorized shares of preferred stock, par value $0.01 per share, currently authorized for issuance by our Charter. Our Board determined that the Charter Amendment is advisable and in the best interests of the Company and our stockholders and directed that it be submitted to our stockholders for approval.

If Proposal No. 1 is approved, our Charter will be amended to reflect the 25.0 million share increase in the number of authorized shares of our authorized Common Stock. We expect to file the Charter Amendment with the State of Delaware as soon as practicable after receiving Written Consents representing a majority of our outstanding voting securities. The proposed Charter Amendment is attached to this Consent Solicitation Statement as Appendix A.

Purpose of and Rationale for Proposed Certificate Amendment

The objective of the Charter Amendment is to ensure we have a sufficient number of shares authorized for future issuances, including conversion of our outstanding derivative securities. As of December [__], 2017, there were approximately 93,651,814 shares of Common Stock issued and outstanding, and another 38,098,085 shares required to be issued under our incentive plans, common stock purchase warrants, outstanding shares of Preferred Stock, convertible promissory notes and other written agreements. Specifically, as of December [__], 2017:

●
93,651,814 shares of our Common Stock were issued and outstanding;

●
27,020,166 shares of our Common Stock were reserved for issuances upon conversion of our Preferred Stock;

●
4,800,000 shares of our Common Stock were reserved for issuance upon conversion of outstanding convertible promissory notes;

●
6,124,843 shares of our Common Stock are required to be issued upon exercise of outstanding options issued under the 1999 Plan; and

●
150,000 shares of our Common Stock are required to be issued upon exercise of outstanding common stock purchase warrants and other written agreements.

To allow for the conversion of all of our outstanding derivative securities, and to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers and other corporate purposes, our Board believes the number of shares of Common Stock available for issuance should be increased in order avoid the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Common Stock arises. Such a delay might deny us the flexibility that the Board views as important in facilitating the effective use of our securities.

In addition to shares of Common Stock issuable upon conversion or exercise of our outstanding derivative securities, we may desire to issue and sell shares of its Common Stock in capital raising transactions to fund our working capital requirements. These financings are often conducted at a discount to the prevailing market price of our Common Stock. The last reported sales price of our Common Stock was $1.48 per share on December 14, 2017, as reported on the OTCQB Marketplace. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, may require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company’s existing stockholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that the issuance of shares of Common Stock is desirable and in the best interests of stockholders. Although the Company will seek additional sources of working capital, the Company currently does not have any commitments, arrangements, understandings or agreements, written or oral, regarding the issuance of additional shares of Common Stock.

Although the Company has no present obligations to issue additional shares of Common Stock (except in connection with our outstanding derivative securities), our Board believes that it is prudent to increase the number of authorized shares of Common Stock from 150.0 million to 175.0 million in order to have a sufficient number of shares of Common Stock to meet our business and financing needs. In the event this Proposal No. 1 is not approved, we will be required to consider the issuance of additional shares of preferred stock or other securities to address our financing requirements, and/or negotiate a restructuring of our outstanding derivative securities, which may on terms less favorable to stockholders than the terms that may be available is we had sufficient authorized shares of Common Stock available.

Effect of Proposed Certificate Amendment

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the proposed Charter Amendment and our Charter is amended, our Board may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our stockholders, except as provided under the Delaware General Corporation Law or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock are then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

This proposed Charter Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock.

Anti-Takeover Effects

Although the proposed Charter Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the stockholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

Approvals Required

The affirmative written consent of the holders of a majority of our outstanding voting securities is required to approve this Proposal No. 1.

Our Board of Directors recommends that stockholders sign and return Written Consents for the approval of an amendment of our Charter to increase the authorized number of shares of Common Stock thereunder from 150.0 million shares to 175.0 million shares.

PROPOSAL NO. 2

AMENDMENT TO OUR 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 2.0 MILLION SHARES

Proposal

On January 9, 2017, our Board unanimously approved of the amendment to the 1999 Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by an aggregate of 2.0 million shares, from approximately 6.2 million shares to a new total of approximately 8.2 million shares. 6,124,843 shares of our Common Stock are currently reserved for issuance under the 1999 Plan upon exercise of outstanding options. As a result, we currently have only 73,934 shares available for issuance as stock options or other awards under the 1999 Plan. The proposed Plan Amendment will allow the Company to maintain a sufficient pool of available shares for future grants under the 1999 Plan.

Background and Purpose

 The 1999 Plan was adopted by our Board on December 17, 1999. Under the terms of the 1999 Plan, we could, originally, issue up to 350,000 non-qualified or incentive stock options to purchase shares of Common Stock. During the year ended December 31, 2014, we subsequently amended and restated the 1999 Plan to increase the number of shares of Common Stock reserved for issuance to approximately 7.0 million shares.

The 1999 Plan provides for the issuance of stock based awards to attract and retain the services of executives and other key employees. Keeping a proportionate number of shares available for issuance under the 1999 Plan in relation to our issued and outstanding shares of Common Stock provides the ability and flexibility to present compensation packages which compare favorably with those offered by other companies. As only 73,934 shares are currently available for issuance under the 1999 Plan, our Board voted unanimously to adopt the Plan Amendment to provide for an additional 2.0 million shares for future grants under the 1999 Plan. We do not have plans, commitments, arrangements, understandings, or agreements, either written or oral, regarding the issuance of options or Common Stock pursuant to the 1999 Plan subsequent to the effectiveness of the Plan Amendment.

Set forth below is a summary of the 1999 Plan, but this summary is qualified in its entirety by reference to the full text of the 1999 Plan filed as Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) November 21, 2007. Any stockholder who wishes to obtain a copy of the 1999 Plan may do so by written request to ImageWare Systems, Inc., 10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127, Attention: Mr. Wayne Wetherell, Chief Financial Officer.

Material Terms of the 1999 Plan

Purpose.  The primary purpose of the 1999 Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our Common Stock by employees and others who provide services to us.

Administration.  Our Board of Directors administers the 1999 Plan, provided that the Board may delegate such administration to the Compensation Committee.

Eligibility.  Under the 1999 Plan, awards may be granted to employees, officers, directors, or consultants, as provided in the 1999 Plan.

Terms of Grants.  The term of each award granted under the 1999 Plan will be contained in a stock option or other agreement between the recipient and us, and such terms will be determined by the Board of Directors consistent with the provisions of the 1999 Plan, including the following:

●
Purchase Price. The purchase price of the Common Stock subject to each incentive stock award will not be less than the fair market value (as set forth in the 1999 Plan), or in the case of the grant of an incentive stock award to a principal stockholder, not less that 100% of fair market value of such Common Stock at the time such award is granted.

●
Vesting. The dates on which each award (or portion thereof) will vest and the conditions precedent to such vesting, if any, will be fixed by the Board of Directors, in its discretion, at the time such award is granted.

●
Transferability. No award will be transferable, except by will or the laws of descent and distribution, and any award or rights that may be exercisable shall be exercised during the lifetime of the recipient by the recipient or his or her guardian or legal representative. No award granted under the 1999 Plan shall be subject to execution, attachment, or other process.

●
Award Adjustments. In the event of any change in the outstanding stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board of Directors, or a committee delegated by the Board to administer the 1999 Plan, may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the 1999 Plan, (ii) available for Incentive Stock Options and Nonstatutory Options (as such terms are defined in the 1999 Plan), and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the stock prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors or the Compensation Committee will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

●
Termination, Modification and Amendment. The Board may, insofar as permitted by law, from time to time, suspend or terminate the 1999 Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders, no such revision or amendment may (i) increase the number of shares subject to the 1999 Plan; (ii) decrease the price at which grants may be granted; (iii) materially increase the benefits to participants; or (iv) change the class of persons eligible to receive grants under the 1999 Plan; provided, however, no such action may alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant.

U.S. Federal Income Tax Consequences

Under the 1999 Plan, stock options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded. Accordingly, the 1999 Plan is, in part, a qualified plan for Federal income tax purposes. As such, the Company is entitled to (a) withhold and deduct from future wages of any participant, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Stock Option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Stock Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Stock Option.

Plan Benefits

Participation in the 1999 Plan is entirely within the discretion of the Compensation Committee of our Board of Directors. Because we cannot predict the rate at which the Compensation Committee or Board of Directors will make awards to participants or the terms of any award granted under the 1999 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 1999 Plan in the event stockholders approve the Plan Amendment. Alternatively, the following table sets forth information with respect to the awards granted under the 1999 Plan to the Company's executive officers, the Company's directors (excluding any executive officer that is also a director), and the Company's employees (excluding the Company's executive officers) during the fiscal year ended December 31, 2016, our most recently completed fiscal year.

Awards Issued Under the
1999 Stock Option Plan
During the Fiscal Year Ended December 31, 2016

	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
S. James Miller, Jr.	09/20/2016	300,000	$1.37	$249,424
Wayne G. Wetherell	09/20/2016	75,000	$1.37	$62,356
David Harding	09/20/2016	300,000	$1.37	$249,424
Robert Brown	09/20/2016	75,000	$1.37	$62,356

(1)
Each option was granted at an exercise price equal to the fair market value of our Common Stock on the grant date which was equal to the closing price of a share of our Common Stock, as reported by the OTCQB Marketplace, on the date of grant.

(2)
The amounts reflect the grant date fair value, in accordance with the provisions of ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 regarding equity compensation plans approved by our security holders and equity compensation plans that have not been approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1999 Stock Award Plan, as amended and restated	6,506,843	$1.21	55,938

Total	6,506,843	$1.21	55,938

Required Approval

We must receive affirmative Written Consents approving the Plan Amendment representing at least 60,335,991 votes, or a majority of our outstanding voting securities as of the Record Date.

Board of Directors Recommendation

Our Board of Directors recommends that stockholders sign and return Written Consents for the approval of the Plan Amendment to provide for the issuance of an additional 2.0 million shares of Common Stock under our 1999 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 14, 2017, we had three classes of voting stock outstanding: (i) Common Stock; (ii) our Series A Preferred; and (iii) our Series B Preferred. The following tables sets forth information regarding shares of Series A Preferred, Series B Preferred, and Common Stock beneficially owned as of December 14, 2017 by:

(i)	Each of our officers and directors;
(ii)	All officer and directors as a group; and
(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock, Series A Preferred, and Series B. Percent ownership is calculated based on 31,021 shares of Series A Preferred, 389,400 shares of Series B Preferred and 93,651,814 shares Common Stock outstanding at December 14, 2017.

 Unless otherwise noted, the addresses of the individuals listed below are 10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127.

Beneficial Ownership of Series A Preferred

Name, Address and Title (if applicable)	Series A Convertible Preferred Stock (2)	% Ownership of Class (2)

Directors and Named Executive Officers: (1)

S. James Miller, Jr., Chairman, Chief Executive Officer	100	*
Neal I. Goldman, Director (3)	3,133	9.5%
Robert T. ClutterBuck, Director	2,148	6.9%
Charles Frischer, Director	3,105	9.4%
Wayne Wetherell, SVP of Administration, Chief Financial Officer, Secretary	25	*

Total beneficial ownership of directors and officers as a group (13 persons):	8,511	27.4%
5% Stockholders:
CF Special Situation Fund I, LP	5,605	18.1%
CAP 1 LLC	2,000	6.1%

* less than 1%

(1) (2)
Each of the Company’s officers and directors who do not hold shares of Series A Preferred were excluded from this table.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Series B Preferred
Name, Address and Title (if applicable) (1)	Series B Convertible Preferred Stock (2)	% Ownership of Class (2)
Darrelyn Carpenter	28,000	12%
Frederick C. Orton	20,000	8%
Howard Harrison	20,000	8%
Wesley Hampton	16,000	7%

(1) (2)
Each of the Company’s officers and directors who do not hold shares of Series A Preferred were excluded from this table.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Common Stock

Name and Address	Number of Shares (1)	Percent of Class (2)

Directors and Named Executive Officers:

S. James Miller, Jr., Chairman, Chief Executive Officer (3)	2,376,382	2.5%
David Carey Director (4)	218,856	*
G. Steve Hamm, Director (5)	218,942	*
David Loesch, Director (6)	247,064	*
Neal I. Goldman, Director (7)	40,946,206	40.6%
John Cronin, Director (8)	179,356	*
Charles Crocker, Director (9)	1,054,356	1.1%
Dana W. Kammersgard (10)	158,839	*
Robert T. ClutterBuck, Director (11)	2,052,069	2.1%
Charles Frischer, Director (12)	2,908,363	3.0%
Wayne Wetherell, SVP of Administration, Chief Financial Officer, Secretary (13)	645,499	*
David Harding, Chief Technical Officer (14)	1,003,752	1.1%
Robert Brown, Vice President, Sales and Business Development (15)	281,250	*

Total beneficial ownership of directors and officers as a group (13 persons):	52,290,934	47.7%

* less than 1%

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof, or which will not become vested or exercisable within 60 days of December 14, 2017.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 93,651,814 shares of Common Stock outstanding as of December 14, 2017. Options that are presently exercisable or exercisable within 60 days of December 14, 2017 are deemed to be beneficially owned by the stockholder holding the options for the purpose of computing the percentage ownership of that stockholder, but are not treated as outstanding for the purpose of computing the percentage of any other stockholder.

(3)
Includes 75,201 shares held jointly with spouse, 1,445,500 shares issuable upon exercise of stock options, each exercisable within 60 days of December 14, 2017 and 86,957 shares issuable upon the conversion of Series A Preferred Stock.

(4)	Includes 117,170 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

(5)	Includes 119,670 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

(6)	Includes 117,170 shares issuable upon exercise of stock options, each exercisable within 60 days of December 14, 2017.

(7)
Includes 2,724,348 shares issuable upon the conversion of Series A Preferred Stock and 89,670 shares issuable upon exercise of stock options, each exercisable within 60 days of December 14, 2017 and 4,400,000 shares issuable upon the conversion of Convertible Notes. Mr. Goldman exercises sole voting and dispositive power over 30,968,215 shares, and shared voting and dispositive power over 3,147,700 reported shares, of which 3,000,000 shares are owned by the Goldman Family 2012 GST Trust and 147,700 shares are owed by The Neal and Marlene Goldman Foundation.

(8)	Includes 139,670 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

(9)	Includes 139,670 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017 and 400,000 shares issuable upon the conversion of Convertible Notes.

(10)	Includes 73,339 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

(11)	Includes 1,867,826 shares issuable upon the conversion of Series A Preferred Stock.

(12)	Includes 2,700,000 shares issuable upon the conversion of Series A Preferred Stock.

(13)	Includes 327,500 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

(14)	Includes 898,752 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

(15)	Includes 281,250 shares issuable upon exercise of stock options exercisable within 60 days of December 14, 2017.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 10815 Rancho Bernardo Rd., Suite 310, San Diego, CA 92127, or contact us at (858) 673-8600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Deadline for Receipt of Stockholder Proposals

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be included in our next Proxy Statement must be received by us at our principal executive offices at 10815 Rancho Bernardo Rd., Suite 310, San Diego, CA 92127, addressed to our Corporate Secretary, no later than August [__], 2018. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

    We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications with the Board of Directors

    Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, ImageWare Systems, Inc., 10815 Rancho Bernardo Rd., Suite 310, San Diego, CA 92127. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
IMAGEWARE SYSTEMS, INC.

         ImageWare System, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

         FIRST: This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation").

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and shall become effective at 9:00 A.M., Eastern Time, on __________, 20__.

         THIRD: Article 4.a) of the Certificate of Incorporation is hereby amended by deleting such Article in its entirety and replacing it with the following:

            “a)   The total number of shares of all classes of stock that the Corporation is authorized to issue is One Hundred and Seventy-Nine Million (179,000,000) shares, consisting of One Hundred and Seventy-Five Million (175,000,000) shares of Common Stock with a par value of $0.01 per share (“Common Stock”) and Four Million (4,000,000) shares of Preferred Stock with a par value of $0.01 per share (“Preferred Stock”).”

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ___ day of ________, 20__.

By:
Name:
Title:

A-1

IMAGEWARE SYSTEMS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF IMAGEWARE SYSTEMS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation and the Consent Solicitation Statement of ImageWare Systems, Inc. (the “Company”) dated December [__], 2017 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on January [__], 2018, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as holder of shares of the Company’s common stock, par value $0.01 per share, CUSIP No. 45245S108 (“Common Stock”), hereby takes the following actions with respect to all shares of Common Stock held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

	FOR	AGAINST	ABSTAIN

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK, $0.01 PAR VALUE PER SHARE, FROM 150,000,000 TO 175,000,000
	[ ]	[ ]	[ ]

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM APPROXIMATELY 6.2 MILLION TO APPROXIMATELY 8.2 MILLION	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, ______

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND FAX IT TO (858) 673-1770, OR RETURN IT IN THE ENVELOPE PROVIDED TO:

ImageWare Systems, Inc.
Attn: Wayne Wetherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California, 92127

Your executed written consent can also be sent via email in PDF form to wgw@iwsinc.com.

Your written consent should be received by the Company on or before January [__], 2018.

IMAGEWARE SYSTEMS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF IMAGEWARE SYSTEMS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation Statement and the Consent Solicitation Statement of ImageWare Systems, Inc. (the “Company”) dated December [__], 2017 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on January [__], 2018, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as holder of shares of the Company’s Series A Preferred Stock (“Series A Preferred”), hereby takes the following actions with respect to all shares of Series A Preferred held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

	FOR	AGAINST	ABSTAIN

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK, $0.01 PAR VALUE PER SHARE, FROM 150,000,000 TO 175,000,000
	[ ]	[ ]	[ ]

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM APPROXIMATELY 6.2 MILLION TO APPROXIMATELY 8.2 MILLION	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Series A Preferred are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, ______

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND FAX IT TO (858) 673-1770, OR RETURN IT IN THE ENVELOPE PROVIDED TO:

ImageWare Systems, Inc.
Attn: Wayne Wetherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California, 92127

Your executed written consent can also be sent via email in PDF form to wgw@iwsinc.com.

Your written consent should be received by the Company on or before January [__], 2018.

IMAGEWARE SYSTEMS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF IMAGEWARE SYSTEMS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Consent Solicitation Statement and the Consent Solicitation Statement of ImageWare Systems, Inc. (the “Company”) dated December [__], 2017 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on January [__], 2018, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as holder of shares of the Company’s Series B convertible Redeemable Preferred Stock (“Series B Preferred”), hereby takes the following actions with respect to all shares of Series B Preferred held by him, her or it as follows:

[X] Please mark your votes as indicated in this example.

	FOR	AGAINST	ABSTAIN

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK, $0.01 PAR VALUE PER SHARE, FROM 150,000,000 TO 175,000,000
	[ ]	[ ]	[ ]

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM APPROXIMATELY 6.2 MILLION TO APPROXIMATELY 8.2 MILLION	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Series B Preferred are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, _______

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY

AND FAX IT TO (858) 673-1770, OR RETURN IT IN THE ENVELOPE PROVIDED TO:

ImageWare Systems, Inc.
Attn: Wayne Wetherell, Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California, 92127

Your executed written consent can also be sent via email in PDF form to wgw@iwsinc.com.

Your written consent should be received by the Company on or before January [__], 2018.